CHANG  LEE  LLP
CHARTERED ACCOUNTANTS
                                                       2300-1055 Dunsmuir Street
                                                         Vancouver, B.C, V7X 1J1
                                                              Tel:  604-687-3776
                                                               Fax: 604-688-3373
                                                    E-mail: info@changleellp.com





June 27, 2011

United States Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549


Dear Sirs/Madams:

We have read Item of 4.01 of Novagen Solar Inc.'s Form 8-K dated June 27, 2011 and we agree with the statements made therein.



Yours Truly,


"Chang Lee LLP"
CHANG LEE LLP
Chartered Accountants